UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-30 31st Ave, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 370-2352

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2026, Planet Green Holdings Corp. (the “Company”) entered into an ATM Sales Agreement (the “Sales Agreement”) with Curvature Securities, LLC (the “Agent”), pursuant to which the Agent acts as the Company’s sole sales agent in connection with the offer and sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In accordance with the terms of the Sales Agreement, the Company may offer and sell shares of its Common Stock (the “Shares”) from time to time through or to the Agent, acting as sales agent or principal.

The aggregate market value of our outstanding Common Stock held by non-affiliates, or our public float, was approximately $26.8 million, based on 11,638,514 outstanding Shares held by non-affiliates and a per Share price of $2.30, the closing price of our Shares on July 6, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our “public float” (i.e., the aggregate market value of our Common Stock held by our non-affiliates), or approximately $8,922,860, in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this report (but excluding this offering), we have not sold any securities in reliance on General Instruction I.B.6 of Form S-3. As a result, we estimate that we are eligible to offer and sell up to an aggregate of approximately $8,922,860 of our Common Stock under the Sales Agreement in accordance with General Instruction I.B.6. of Form S-3. For purposes of computing the aggregate market value of the Company’s outstanding voting and non-voting common equity pursuant to General Instruction I.B.6., we use the price at which the common equity was last sold, or the average of the bid and asked prices of such common equity, in the principal market for such common equity as of a date within 60 days prior to the date of sale.

Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the NYSE American LLC or such other sales as agreed upon by the Company and the Agent. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American LLC to sell the shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but is not obligated to sell, and the Agent is not obligated to buy or sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. The offering will terminate upon the sale of Shares in an aggregate amount specified in the Sales Agreement. Further, the Company or the Agent may suspend or terminate the offering of shares upon notice to the other party and subject to other conditions set forth in the Sales Agreement. The Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to the terms of the Sales Agreement.

The Company will pay the Agent a commission equal to 3.0% of the gross proceeds from each sale of shares of Common Stock sold through the Agent under the Sales Agreement and has agreed to provide the Agent with customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with its services under the Sales Agreement.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic report and other filings with the SEC.

The Shares will be issued and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-294386) (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2026, and declared effective by the SEC on April 13, 2026, including the base prospectus contained therein, and a prospectus supplement related to the offering dated July 13, 2026 (the “Prospectus Supplement”).

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Becker & Poliakoff, P.A. relating to the legality of the Shares issuable under the Sales Agreement and Prospectus Supplement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	ATM Sales Agreement, dated July 13, 2026, by and between Planet Green Holdings Corp. and Curvature Securities, LLC.
5.1	Opinion of Becker & Poliakoff, P.A. regarding the validity of the shares of Common Stock
23.1	Consent of Becker & Poliakoff, P.A. (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 13, 2026	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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